UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2023

PrimeEnergy Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-7406	84-0637348
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PNRG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PRIMEENERGY RESOURCES CORPORATION

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of matters to a vote of Security Holders

The Annual Meeting of stockholders of PrimeEnergy Resources Corporation (the “Company”) was held on June 7, 2023. The matter listed below was submitted to a vote of the stockholders through the solicitation of proxies, and the proposals were described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2023. There were 1,867,500 shares of the Company outstanding and entitled to vote at the Annual Meeting. There were 1,154,086 shares of the Company present in person or by proxy at the meeting. The final results of the stockholder votes are listed below.

Proposal No. 1 – Election of Directors

Five persons were nominated by management for election as Directors of the Company, each for a term of one year. All such persons were currently serving as Directors of the Company. There were no other nominees and there was no solicitation in opposition to management’s nominees. All of such nominees were elected. The names of each Director elected at the meeting and the number of shares voted for or withheld for each nominee is as follows. There were no abstentions and no broker non-votes.

Name	For	Withheld
Beverly A. Cummings	1,099,804	54,282
Charles E. Drimal, Jr	1,110,078	44,008
H. Gifford Fong	1,095,475	58,611
Thomas S. T. Gimbel	1,073,696	80,390
Clint Hurt	1,067,624	86,462

Item 8.01 – Other Events

The Board of Directors of the Company, at a meeting of the Board on June 7, 2023, approved the purchase of up to an additional 300,000 shares of the Company’s common stock, in open market or private transactions, from time to time, at such price and at the discretion of the management of the Company.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 7, 2023	PrimeEnergy Resources Corporation

	By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
Executive Vice President